EXHIBIT 99.1
NEWS RELEASE
RANGE ANNOUNCES RECORD 2007 RESULTS
FORT WORTH, TEXAS, FEBRUARY 26, 2008...RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its 2007 results. Production, total revenues, oil and gas sales revenues, cash flow and earnings all reached record high levels for the year. Reported total revenues were $862 million up 16%, oil and gas sales revenues were $863 million up 44%, cash flow was $632 million up 43% and earnings were $231 million up 45% or $1.54 diluted earnings per share. The following measures are the most comparable to analysts’ estimates for the same amounts for the year which constitute non-GAAP measures. Please see the accompanying tables for the calculation of these non-GAAP measures. Oil and gas sales revenues including all cash-settled derivatives totaled $944 million, a 38% increase over the prior year. Cash flow from operations before changes in working capital increased 44% to $674 million. Net income comparable to analyst estimates was $253 million, increasing 63% from the prior comparable year. Diluted earnings per share were $1.69, a 51% increase. A 17% increase in production coupled with an 18% rise in realized prices drove the results. Range replaced 537% of production during the year at an all-in cost of $1.82 per mcfe. Proved reserves increased 27% to 2.2 Tcfe.
Commenting, John H. Pinkerton, the Company’s President and CEO, said, “2007 was an outstanding year for Range and its stockholders. Financially, record highs were achieved for all the key metrics both on an absolute and per share basis. Operationally, production rose 17% and proved reserves increased 27% at an attractive all-in cost of $1.82 per mcfe. Looking ahead, we are in an excellent position to set record results again in 2008. Our drilling inventory now exceeds 11,000 locations, and we are off to a fast start with our 2008 drilling program. Importantly, we continue to make solid progress with regard to delineating and expanding our emerging plays. The unrisked reserve potential of the drilling inventory and emerging plays far exceeds our current proven reserves and will be the catalyst for our future growth for many years to come.”
Production for the year totaled 117.6 Bcfe, comprised of 90.5 Bcf of gas and 4.5 million barrels of oil and liquids. Production rose in each quarter of the year and averaged 322 Mmcfe per day. Range has achieved consecutive production increases in each of the past 20 quarters. Wellhead prices, after adjustment for all cash-settled hedges and derivatives, rose 18% to $8.03 per mcfe. The average gas price rose 16% to $7.66 per mcf, as the average oil price rose 27% to $60.13 a barrel. The cash margin per mcfe for 2007 rose to a record $5.67 per mcfe, 22% higher than 2006.
Reported total revenues for the fourth quarter were $223 million up 27%, oil and gas sales revenues were $241 million up 54%, cash flow was $187 million up 53% and earnings were $34 million up significantly over the $0.4 million of the prior year. Diluted earnings per share for the fourth quarter were $0.22 as compared to a breakeven amount in the prior year due to a loss on discontinued operations. The amounts corresponding to analysts’ estimates for the same measures which are non-GAAP measures for the fourth quarter of 2007 are as follows (see the accompanying tables for the calculation of these non-GAAP measures). Oil and gas revenues, including all cash-settled derivatives, rose 48% to $262 million, while realized prices increased 26% to $8.29 per mcf. Production in the quarter increased 17%, averaging 343 Mmcfe per day. Cash flow from operations before changes in working capital increased 64% to a record $190 million. During the quarter, the Company provided a $6.4 million allowance for unproved acreage, which reduced diluted earnings per share by three cents. Net income comparable to analysts’ estimates would have been $61 million or $0.40 per diluted share, 90% greater than the comparable prior year.
As previously reported, the Company replaced 537% of production in 2007. Drilling alone replaced 424% of production. Proved reserves at December 31, 2007 totaled 2.2 Tcfe, including 1.8 Tcf of natural gas and 67 million barrels of crude oil and liquids. Reserves increased 475 Bcfe or 27% during the year. At year-end, reserves were 82% natural gas by volume, and the reserve life index stood at 17.7 years based on fourth quarter production rates. The percentage of proved developed reserves increased to 64% versus 63% in 2006. Independent petroleum consultants reviewed 86% of the reserves by volume. At year-end, the pretax present value of proved reserves, based on constant prices and costs, discounted at 10% totaled $5.2 billion and the after tax standardized measure was $3.7 billion. The reserve value was based on year-end benchmark prices of $6.80 per Mmbtu and $95.98 per barrel NYMEX. The Company’s all-in finding and development cost averaged $1.82 per mcfe. Drilling expenditures, including $78 million of acreage costs in 2007, totaled $894 million equating to a drill bit finding and development cost of $1.79 per mcfe. The Company has set a 2008 capital budget, excluding acquisitions, of $1.065 billion to fund the drilling of 968 (715 net) wells and 82 (66 net) recompletions. Based on current futures prices and hedges in place, the 2008 capital budget is anticipated to be funded with internal cash flow and asset sales.
Range’s drilling program continues to achieve excellent results. At our Nora field in Virginia two separate pilot programs to test downspacing of coal bed methane and tight gas sand wells are achieving early positive results. Our first horizontal well was completed to the Huron shale in the fourth quarter and achieved commercial rates. Ten additional horizontal shale wells are planned here in 2008. Currently the field is producing about 50 Mmcfe per day, net to Range’s interest. With continued positive results in our downspacing programs, there could be as many as 6,000 remaining drilling locations. In our North Texas Barnett Shale play, we currently own in excess of 100,000 net acres and production is now averaging 98 Mmcfe per day, a three-fold increase versus the same time last year. Two new wells drilled in Tarrant County were recently placed on production at initial rates of 8.9 (6.2 net) and 8.3 (5.8 net) Mmcfe per day. Finally, in the Marcellus Shale play in the Appalachian Basin our leasehold position now totals 1.1 million net acres, of which 650,000 net acres are currently considered prospective for shale gas development. Our latest horizontal shale completion just came online at 3.3 Mmcfe per day. This is in addition to the two horizontal shale completions announced last week which came on line at 4.7 and 4.0 mcfe per day. In the last seven months, Range has drilled seven successive horizontal shale wells in the play with initial production rates ranging between 3.2 to 4.7 Mmcfe per day. Given our substantial acreage position, this play represents as much as 10 to 15 Tcfe in unproven unrisked reserve potential for the Company. In 2008, we plan to drill a total of 60 Marcellus shale wells, 40 of which are planned as horizontal wells.
The Company will host a conference call on Wednesday, February 27 at 1:00 p.m. ET to review these results. To participate in the call, please dial 877-407-8035 and ask for the Range Resources 2007 financial results conference call. A replay of the call will be available through March 5 at 877-660-6853. The conference ID for the replay is 274505 and the Account number is 286.
A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com. To listen, please go to either website in time to register and install any necessary software. The webcast will be archived for replay on the Company’s website for 15 days.
Non-GAAP Financial Measures:
Earnings for 2007 included a $78.8 million mark-to-market loss on certain derivative transactions, derivative ineffective hedging losses of $820,000, a non-cash stock compensation expense of $52.3 million and a gain on discontinued operations of $60.2 million net of tax. Excluding such items, income before income taxes would have been $401 million, a 57% increase over the prior year. Adjusting for the after-tax effect of these items, the Company’s earnings would have been $252.6 million in 2007 or $1.76 per share ($1.69 per diluted share). If similar items were excluded, 2006 earnings would have been $155.4 million or $1.16 per share ($1.12 per diluted share). Earnings for 2006 included mark-to-market derivative gains of $86.5 million, ineffective hedging gains of $6 million and $26 million of non-cash stock compensation. (See reconciliation of non-GAAP earnings in the accompanying table.) The Company believes results excluding these items are more comparable to estimates provided by security analysts and, therefore, are useful in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.
Cash flow from operations before changes in working capital as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to Cash flow from operations before changes in working capital as used in this release.
The cash prices realized for oil and natural gas production including the amounts realized on cash settled derivatives is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various hedging and derivative transactions, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader the details of each amount and provide a summary of the realized cash-settled amounts which historically were reported as oil and gas sales revenues. This information will serve to bridge the gap between various readers’

understanding and fully disclose the information needed. On its website, the Company provides additional comparative information on prior periods.
RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Southwestern, Appalachian and Gulf Coast regions of the United States.
Except for historical information, statements made in this release, including those relating to expected reserves quantities, capital expenditures, drilling inventory, unrisked reserve potential and emerging plays are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.
Finding costs from all sources is calculated by taking all cash expenditures for drilling, development, acreage and acquisitions divided by the sum of extensions, discoveries, additions, purchases and revisions to reserve volumes. Drill bit finding costs is calculated by taking all cash expenditures for drilling, development and acreage costs divided by the sum of extensions, discoveries, additions and revisions to reserves volumes.
The Securities and Exchange Commission has generally permitted oil and gas companies, in filings made with the Securities and Exchange Commission, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms “potential,” “probable,” “possible” or “unproven” to describe volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the Company. While we believe our calculations of unproven drill sites and estimation of unproven reserves and are reasonable, such calculations and estimates have not been reviewed by third-party engineers or appraisers and do not take into account any capital or commercial constraints. Such disclosures as to “unproven reserve potential” has not been risked for possible failure to find commercial quantities of oil and gas reserves when drilled.

2008-7
Contacts:	Rodney Waller, Senior Vice President David Amend, Investor Relations Manager
Karen Giles, Investor Relations Specialist
(817) 870-2601
www.rangeresources.com

RANGE RESOURCES CORPORATION
STATEMENTS OF INCOME
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-K
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006		2007	2006
Revenues
Oil and gas sales (a)	$240,901	$155,996		$862,537	$599,139
Transportation and gathering	1,184	572		2,684	2,742
Transportation and gathering — non-cash stock compensation (b)	(97)	(83)		(394)	(320)
Cash-settled derivative gain (a)(c)	21,033	13,759		71,822	49,939
Change in mark-to-market on unrealized derivatives (c)	(38,598)	2,757		(78,769)	86,491
Ineffective hedging gain (loss) (d)	(1,322)	2,475		(820)	5,965
Gain (loss) on sale of properties (d)	(2)	176		20	21
Other (d)	284	915		5,011	835

	$223,383	$176,567	27%	$862,091	$744,812	16%

Expenses
Direct operating	30,021	23,485		106,901	79,858
Direct operating – non-cash stock compensation (b)	487	374		1,840	1,403
Production and ad valorem taxes	9,485	8,445		42,443	36,415
Exploration	12,793	10,012		39,872	41,009
Exploration – non-cash stock compensation (b)	884	883		3,473	3,079
General and administrative	13,319	9,924		50,180	35,591
General and administrative – non-cash stock compensation (b)	4,535	3,948		18,248	14,295
Deferred compensation plan (e)	(10)	7,220		28,332	6,873
Interest	21,381	17,583		77,737	55,849
Depletion, depreciation and amortization	71,530	48,487		227,328	154,739

	164,425	130,361	26%	596,354	429,111	39%

Income from continuing operations before income taxes	58,958	46,206	28%	265,737	315,701	-16%

Income taxes
Current	(96)	97		320	1,912
Deferred	24,743	20,307		98,441	119,840

	24,647	20,404		98,761	121,752

Income from continuing operations	34,311	25,802	33%	166,976	193,949	-14%

Discontinued operations, net of taxes	—	(25,375)		63,593	(35,247)

Net income	$34,311	$427	NM	$230,569	$158,702	45%

Basic
Income from continuing operations	$0.23	$0.19		$1.16	$1.45
Discontinued operations	—	(0.19)		0.44	(0.26)

Net income	$0.23	$0.00	NM	$1.60	$1.19	35%

Diluted
Income from continuing operations	$0.22	$0.18		$1.11	$1.39
Discontinued operations	—	(0.18)		0.43	(0.25)

Net income	$0.22	$0.00	NM	$1.54	$1.14	35%

Weighted average shares outstanding, as reported
Basic	146,982	137,521	7%	143,791	133,751	8%
Diluted	153,032	142,544	7%	149,911	138,711	8%

(a)	See separate oil and gas sales information table.

(b)	Costs associated with FASB 123R which have been reflected in the categories associated with the direct personnel costs.

(c)	Included in Derivative fair value income in 10-K.

(d)	Included in Other revenues in the 10-K.

(e)	Reflects the change in the market value of the vested Company stock and other investments during the period held in the deferred compensation plan.

NM = not meaningful

RANGE RESOURCES CORPORATION
STATEMENTS OF INCOME
Restated for Gulf of Mexico Discontinued
Operations, a non-GAAP Presentation
(Unaudited, in thousands)

	Three Months Ended December 31,			Three Months Ended December 31,
	2007	GOM	2007	2006	GOM	2006
	As	Discontinued	Including	As	Discontinued	Including
	reported	Operations	GOM	reported	Operations	GOM
Revenues
Oil and gas sales (a)	$240,901	$—	$240,901	$155,996	$7,568	$163,564
Transportation and gathering	1,184	—	1,184	572	9	581
Transportation and gathering – stock based compensation	(97)	—	(97)	(83)	—	(83)
Cash-settled derivative gain (a)	21,033	—	21,033	13,759	—	13,759
Change in mark-to-market on unrealized derivatives	(38,598)	—	(38,598)	2,757	—	2,757
Ineffective hedging gain (loss)	(1,322)	—	(1,322)	2,475	—	2,475
Equity method investment	(306)	—	(306)	609	—	609
Gain (loss) on sale of properties	(2)	—	(2)	176	—	176
Interest and other	590	—	590	306	(17)	289

	223,383	—	223,383	176,567	7,560	184,127

Expenses
Direct operating	30,021	—	30,021	23,485	3,378	26,863
Direct operating – stock based compensation	487		487	374	—	374
Production and ad valorem taxes	9,485	—	9,485	8,445	89	8,534
Exploration	12,793	—	12,793	10,012	(10)	10,002
Exploration – stock based compensation	884	—	884	883	—	883
General and administrative	13,319	—	13,319	9,924	—	9,924
General and administrative – stock based compensation	4,535	—	4,535	3,948	—	3,948
Non-cash compensation deferred compensation plan	(10)	—	(10)	7,220	—	7,220
Interest expense	21,381	—	21,381	17,583	544	18,127
Depletion, depreciation and amortization	71,530	—	71,530	48,487	3,531	52,018

	164,425	—	164,425	130,361	7,532	137,893

Income from continuing operations before income taxes	58,958	—	58,958	46,206	28	46,234

Income taxes provision
Current	(96)	—	(96)	97	—	97
Deferred	24,743	—	24,743	20,307	10	20,317

	24,647	—	24,647	20,404	10	20,414

Income from continuing operations	34,311	—	34,311	25,802	18	25,820

Discontinued operations – Austin Chalk, net of tax	—	—	—	(25,393)	—	(25,393)
Discontinued operations – Gulf of Mexico, net of tax	—	—	—	18	(18)	—

Net income	$34,311	$—	$34,311	$427	$—	$427

OPERATING HIGHLIGHTS
(Unaudited)

		GOM	2007		GOM	2006
		Discontinued	Including		Discontinued	Including
	2007	Operations	GOM	2006	Operations	GOM
Average Daily Production
Oil (bbl)	8,692	—	8,692	8,417	325	8,742
Natural gas liquids (bbl)	3,012	—	3,012	2,826	—	2,826
Gas (mcf)	273,097	—	273,097	212,559	11,533	224,092
Equivalents (mcfe) (b)	343,322	—	343,322	280,013	13,487	293,500

Average Prices Realized (c)
Oil (bbl)	$60.25	$—	$60.25	$49.43	$40.07	$49.09
Natural gas liquids (bbl)	$51.83	$—	$51.83	$29.59	$—	$29.59
Gas (mcf)	$7.94	$—	$7.94	$6.33	$6.00	$6.31
Equivalents (mcfe) (b)	$8.29	$—	$8.29	$6.59	$6.10	$6.57

Direct Operating Costs per mcfe (d)
Field expenses	$0.89	$—	$0.89	$0.86	$1.77	$0.91
Workovers	$0.06	$—	$0.06	$0.05	$0.95	$0.08

Total operating costs	$0.95	$—	$0.95	$0.91	$2.72	$0.99

(a)	See separate oil and gas sales information table.

(b)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.

(c)	Average prices, including all cash-settled derivatives.

(d)	Excludes non-cash stock compensation.

RANGE RESOURCES CORPORATION
STATEMENTS OF INCOME
Restated for Gulf of Mexico Discontinued
Operations, a non-GAAP Presentation
(Unaudited, in thousands)

	Twelve Months Ended December 31,			Twelve Months Ended December 31,
		GOM	2007		GOM	2006
	2007	Discontinued	Including	2006	Discontinued	Including
	As reported	Operations	GOM	As reported	Operations	GOM
Revenues
Oil and gas sales (a)	$862,537	$9,938	$872,475	$599,139	$34,850	$633,989
Transportation and gathering	2,684	10	2,694	2,742	85	2,827
Transportation and gathering – stock based compensation	(394)	—	(394)	(320)	—	(320)
Cash-settled derivative gain (a)	71,822	—	71,822	49,939	—	49,939
Change in mark-to-market on unrealized derivatives	(78,769)	—	(78,769)	86,491	—	86,491
Ineffective hedging gain (loss)	(820)	—	(820)	5,965	—	5,965
Equity method investment	974	—	974	548	—	548
Gain (loss) on sale of properties	20	—	20	21	—	21
Interest and other	4,037	(1)	4,036	287	(19)	268

	862,091	9,947	872,038	744,812	34,916	779,728

Expenses
Direct operating	106,901	2,477	109,378	79,858	10,963	90,821
Direct operating – stock based compensation	1,840	—	1,840	1,403	—	1,403
Production and ad valorem taxes	42,443	105	42,548	36,415	500	36,915
Exploration	39,872	—	39,872	41,009	1,164	42,173
Exploration – stock based compensation	3,473	—	3,473	3,079	—	3,079
General and administrative	50,180	47	50,227	35,591	—	35,591
General and administrative – stock based compensation	18,248	—	18,248	14,295	—	14,295
Non-cash compensation deferred compensation plan	28,332	—	28,332	6,873	—	6,873
Interest expense	77,737	594	78,331	55,849	1,728	57,577
Depletion, depreciation and amortization	227,328	3,325	230,653	154,739	14,922	169,661

	596,354	6,548	602,902	429,111	29,277	458,388

Income from continuing operations before income taxes	265,737	3,399	269,136	315,701	5,639	321,340

Income taxes provision
Current	320	—	320	1,912	—	1,912
Deferred	98,441	1,190	99,631	119,840	1,974	121,814

	98,761	1,190	99,951	121,752	1,974	123,726

Income from continuing operations	166,976	2,209	169,185	193,949	3,665	197,614

Discontinued operations – Austin Chalk, net of tax	(411)	—	(411)	(38,912)	—	(38,912)
Discontinued operations – Gulf of Mexico, net of tax	64,004	2,209	61,795	3,665	(3,665)	—

Net income	$230,569	$—	$230,569	$158,702	$—	$158,702

OPERATING HIGHLIGHTS
(Unaudited)

		GOM	2007		GOM	2006
		Discontinued	Including		Discontinued	Including
	2007	Operations	GOM	2006	Operations	GOM
Average Daily Production
Oil (bbl)	9,205	106	9,311	8,326	331	8,657
Natural gas liquids (bbl)	3,054	—	3,054	2,991	—	2,991
Gas (mcf)	245,465	2,612	248,077	193,734	12,477	206,211
Equivalents (mcfe) (b)	319,016	3,251	322,267	261,639	14,458	276,097

Average Prices Realized (c)
Oil (bbl)	$60.16	$58.17	$60.13	$47.46	$42.48	$47.27
Natural gas liquids (bbl)	$41.40	$—	$41.40	$33.62	$—	$33.62
Gas (mcf)	$7.66	$8.06	$7.66	$6.62	$6.53	$6.61
Equivalents (mcfe) (b)	$8.02	$8.38	$8.03	$6.80	$6.60	$6.79

Direct Operating Costs per mcfe (d)
Field expenses	$0.86	$1.78	$0.87	$0.80	$1.48	$0.84
Workovers	$0.06	$0.31	$0.06	$0.04	$0.60	$0.06

Total operating costs	$0.92	$2.09	$0.93	$0.84	$2.08	$0.90

(a)	See separate oil and gas sales information table.

(b)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.

(c)	Average prices, including all cash-settled derivatives.

(d)	Excludes non-cash stock compensation.

RANGE RESOURCES CORPORATION
BALANCE SHEETS
(Audited, in thousands)

	December 31,	December 31,
	2007	2006
Assets
Current unrealized derivative gain	$53,018	$93,588
Other current assets	208,796	137,872
Assets held for sale	—	79,304
Assets of discontinued operation	—	78,161
Oil and gas properties	3,503,808	2,608,088
Transportation and field assets	61,126	47,143
Unrealized derivative gain	1,082	61,068
Other	188,678	82,450

	$4,016,508	$3,187,674

Liabilities and Stockholders’ Equity
Liabilities of discontinued operation	$—	$28,333
Current asset retirement obligation	1,903	3,853
Current unrealized derivative loss	30,457	4,621
Other current liabilities	273,073	214,878
Bank debt	303,500	452,000
Subordinated notes	847,158	596,782

Total long-term debt	1,150,658	1,048,782

Deferred taxes	590,786	468,643
Unrealized derivative loss	45,819	266
Deferred compensation liability	120,223	90,094
Long-term asset retirement obligation	75,567	72,043

Common stock and retained earnings	1,760,181	1,219,640
Treasury stock	(5,334)	—
Other comprehensive income	(26,825)	36,521

Total stockholders’ equity	1,728,022	1,256,161

	$4,016,508	$3,187,674

RANGE RESOURCES CORPORATION
CASH FLOWS FROM OPERATIONS
(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income	$34,311	$427	$230,569	$158,702
Adjustments to reconcile net income to net cash provided by operations:
Gain from discontinued operations	—	25,375	(63,593)	35,247
Gain from equity investment	306	(609)	(974)	(548)
Deferred income tax (benefit)	24,743	20,307	98,441	119,840
Depletion, depreciation and amortization	71,530	48,486	227,328	154,738
Exploration dry hole costs	6,077	5,798	15,149	15,089
Change in mark-to-market on unrealized derivatives	38,598	(2,757)	78,769	(86,491)
Ineffective hedging (gain) loss	1,322	(2,476)	820	(5,654)
Allowance for bad debts	—	80	—	80
Amortization of deferred issuance costs	610	606	2,277	1,827
Deferred and stock-based compensation	7,382	13,616	54,152	27,455
(Gain) loss on sale of assets and other	(35)	(69)	2,212	940

Changes in working capital:
Accounts receivable	(20,975)	862	(50,570)	30,185
Inventory and other	632	754	(1,040)	(1,157)
Accounts payable	17,043	12,752	28,640	(5,049)
Accrued liabilities	5,028	(1,308)	9,922	(3,695)

Net changes in working capital	1,728	13,060	(13,048)	20,284

Net cash provided from continuing operations	$186,572	$121,844	$632,102	$441,509

RECONCILIATION OF CASH FLOWS, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net cash provided from continuing operations, as reported	$186,572	$121,844	$632,102	$441,509

Net change in working capital	(1,728)	(13,060)	13,048	(20,284)

Exploration expense	6,716	4,214	24,723	25,920

Cash flow from Gulf of Mexico properties	—	3,549	6,829	21,725

Other	(1,658)	(684)	(3,123)	(1,977)

Cash flow from operations before changes in working capital, non-GAAP measure	$189,902	$115,863	$673,579	$466,893

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Basic:
Weighted average shares outstanding	149,323	138,724	145,869	135,016
Stock held by deferred compensation plan	(2,341)	(1,203)	(2,078)	(1,265)

	146,982	137,521	143,791	133,751

Dilutive:
Weighted average shares outstanding	149,323	138,724	145,869	135,016
Dilutive stock options under treasury method	3,709	3,820	4,042	3,695

	153,032	142,544	149,911	138,711

RANGE RESOURCES CORPORATION
OIL AND GAS SALES INFORMATION
A Non-GAAP Measure Including Gulf of Mexico
Discontinued Operations
(Unaudited, in thousands, except per unit data)

	Based upon Statements of Income Including
	Gulf of Mexico Discontinued Operations
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007	2006		2007	2006
Oil and gas sales components:
Oil sales	$65,667	$47,994		$228,947	$197,813
NGL sales	14,361	7,693		46,152	36,705
Gas sales	170,780	121,558		593,215	495,920

Cash-settled hedges (effective):
Crude oil	(16,687)	(8,516)		(23,755)	(48,444)
Natural gas	6,780	(5,165)		27,916	(48,005)

Total oil and gas sales, as reported	$240,901	$163,564	47%	$872475	$633,989	38%

Derivative fair value income (loss) components:
Cash-settled derivatives (ineffective):
Crude oil	$(799)	$—		$(828)	$—
Natural gas	21,832	13,759		72,650	49,939

Change in mark-to-market on unrealized derivatives	(39,920)	5,232		(79,589)	92,456

Total derivative fair value income, as reported	$18,887	$18,991		$(7,767)	$142,395

Oil and gas sales, including cash-settled derivatives:
Oil sales	$48,181	$39,478		$204,364	$149,369
Natural gas liquid sales	14,361	7,693		46,152	36,705
Gas sales	199,392	130,152		693,781	497,854

Total	$261,934	$177,323	48%	$944,297	$683,928	38%

Production during the period:
Oil (bbl)	799,676	804,275	-1%	3,398,534	3,159,623	8%
Natural gas liquid (bbl)	277,105	259,971	7%	1,114,730	1,091,785	2%
Gas (mcf)	25,124,892	20,616,478	22%	90,547,993	75,266,847	20%
Equivalent (mcfe) (a)	31,585,578	27,001,954	17%	117,627,577	100,775,295	17%

Average prices realized, including cash-settled hedges and derivatives:
Crude oil (per bbl)	$60.25	$49.09	23%	$60.13	$47.27	27%
Natural gas liquid (per bbl)	$51.83	$29.59	75%	$41.40	$33.62	23%
Gas (per mcf)	$7.94	$6.31	26%	$7.66	$6.61	16%
Equivalent (per mcfe) (a)	$8.29	$6.57	26%	$8.03	$6.79	18%

(a)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.

RANGE RESOURCES CORPORATION
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
AS REPORTED TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
EXCLUDING CERTAIN NON-CASH ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007	2006		2007	2006
As reported	$58,958	$46,206	28%	$265,737	$315,701	-16%
Adjustment for certain non-cash items (Gain) loss on sale of properties	2	(176)		(20)	(21)
Gulf of Mexico – discontinued operations	—	28		3,399	5,639
Change in mark-to-market on unrealized derivatives	38,598	(2,757)		78,769	(86,491)
Ineffective hedging (gain) loss	1,322	(2,475)		820	(5,965)
Amortization of ineffective interest hedges	—	—		—	311
Transportation and gathering – non-cash stock compensation	97	83		394	320
Direct operating – non-cash stock compensation	487	374		1,840	1,403
Exploration expenses – non-cash stock compensation	884	883		3,473	3,079
General & administrative – non-cash stock compensation	4,535	3,948		18,248	14,295
Deferred compensation plan – non-cash stock compensation	(10)	7,220		28,332	6,873

As adjusted	104,873	53,334	97%	400,992	255,144	57%

Income taxes, adjusted
Current	(96)	97		320	1,912
Deferred	44,014	23,437		148,063	97,806

Net income excluding certain items, a non-GAAP measure	$60,955	$29,800	105%	$252,609	$155,426	63%

Non-GAAP earnings per share Basic	$0.41	$0.22	86%	$1.76	$1.16	52%

Diluted	$0.40	$0.21	90%	$1.69	$1.12	51%

HEDGING POSITION
As of February 26, 2008
(Unaudited)

		Gas		Oil
		Volume	Average	Volume	Average
		Hedged	Hedge	Hedged	Hedge
		(Mmbtu/d)	Prices	(Bbl/d)	Prices
Calendar 2008	Swaps	155,000	$8.97	—	—
Calendar 2008	Collars	70,000	$8.01 - $10.83	9,000	$59.34 - $75.48

Calendar 2009	Swaps	70,000	$8.38	—	—
Calendar 2009	Collars	140,000	$8.24 - $9.19	8,000	$64.01 - $76.00

Note:	Details as to the Company’s hedges are posted on its website and are updated periodically.